UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

OSR HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41390	84-5052822
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 635-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OSRH	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OSRHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, OSR Health, Inc. (the “Company”), its wholly owned subsidiary Vaximm AG, and BCM Europe AG (“BCME”) are parties to a Global Exclusive License Agreement for VXM01, effective April 29, 2026 (the “License Agreement”), under which the Company holds a put option (the “Equity Option”) to require BCME to purchase up to $15,000,000 of the Company’s common stock.

On October 15, 2026, the parties entered into Amendment No. 1 to the License Agreement (the “Amendment”), which adds the following new Section 6.10:

6.10 Alternative Settlement (Convertible Note Option)

(a) Acknowledgment. The Parties acknowledge that the delisting determination issued by the Nasdaq Staff on August 19, 2026 is a material subsequent development affecting settlement of the Equity Option. The rights in this Section 6.10 apply whether or not that determination is later stayed, extended, conditionally granted or followed by relisting.

(b) Election. OSRH may, by written notice to BCME (the “Note Election Notice”), change all or part of the unexercised Equity Option into a Convertible Note Option, whereby OSRH, or its affiliate, shall issue Convertible Notes in an aggregate principal amount of up to $15,000,000 (less amounts previously settled under the Equity Option), and BCME shall purchase, or shall effectuate a third party to purchase, such Convertible Notes at par. The Equity Option terminates as to the elected amount.

(c) Conversion prices. The Convertible Notes shall be issued in four tranches of $3,750,000 each, convertible into OSRH common stock at fixed conversion prices of approximately $2.00, $3.00, $4.00 and $5.00 per share, respectively. If the Minimum Price (as defined in Nasdaq Rule 5635) on the date of the purchase commitment exceeds the conversion price of any tranche, that tranche’s conversion price is the Minimum Price. Conversion prices are not subject to reset.

(d) Purchaser and closing certainty. BCME has identified the purchaser and shall deliver the purchaser’s binding commitment to purchase the Convertible Notes with or before the Note Election Notice. Closing occurs no fewer than twenty (20) Business Days after the Note Election Notice. If the purchase does not close within ten (10) Business Days after the scheduled closing date, the Note Election Notice is deemed withdrawn, the Equity Option is reinstated in full as to the elected amount, and the Exercise Window is extended by the period elapsed. BCME’s obligations under the reinstated Equity Option are unaffected.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1, dated October 15, 2026, to the Global Exclusive License Agreement for VXM01, effective April 29, 2026, by and among OSR Health, Inc., Vaximm AG and BCM Europe AG.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2026

OSR HEALTH, INC.

By:	/s/ Kuk Hyoun Hwang
	Name:	Kuk Hyoun Hwang
	Title:	Chief Executive Officer

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